Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Vertrue Incorporated of our report dated September 8, 2004 relating to the financial statements and financial statement schedule, which appears in Vertrue Incorporated's Annual Report on Form 10-K for the year ended June 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
New York, New York
March 14, 2005